Exhibit 10.20

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
AND SECURED PROMISSORY NOTE

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND SECURED PROMISSORY NOTE ("Amendment") is made and entered into as of April 29, 2016 ("Effective Date"), by and between MeeMee Media Inc., a Nevada corporation ("MeeMee"), All Screens Media, LLC, a Nevada limited liability company ("ASM") and the holders of 100% of the membership interests of ASM set forth on the signature page to this Amendment (collectively, the "ASM Members" and individually, an "ASM Member"), MeeMee, ASM and the ASM Members are each sometimes hereinafter referred to individually as a "Party" and collectively as "the Parties."
RECITALS
A.           The Parties entered into the Agreement and Plan of Merger dated May 19, 2015 (the "Merger Agreement"), and the Secured Promissory Note dated May 19, 2015 (the "Note") attached as Exhibit C to the Merger Agreement.
B.           The Parties desire to enter into the Amendment to amend certain terms of the Merger Agreement and Note as provided herein.
NOW, THEREFORE, in consideration of the foregoing Recitals, and the representations, warranties, covenants and agreements contained herein or made a part hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
1.            Secured Promissory Note.  The Note is amended as follows:
The "Principal Amount" as defined as "Nine Hundred Thousand Dollars ($900,000.00)" in the Note and Merger Agreement shall be deleted in its entirety and replaced with "Six Hundred Seventy Five Thousand Dollars ($675,000.00)."
Section 3.1 of the Note is deleted in its entirety and replaced with the following:
   3.1       Funding Schedule.  Holder shall advance to Debtor a total of no less than $675,000 under this Note on or before May 6, 2016.
The first sentence of Section 6.6 of the Note is deleted in its entirety and replaced with the following: "This Note may not be assigned or transferred by the Holder at any time prior to the Maturity Date."
2.            Effect on Capital Stock.
Section 2.1(a) is deleted in its entirety and replaced with the following:
   (a)     Cancellation and Conversion of ASM Interests. On the Merger Date, all ASM Interests shall, in the aggregate, be converted into Seventeen Million Five Hundred

Thousand (17,500,000) fully paid and non-assessable shares of MeeMee Common Stock, it being understood that all ASM Interests shall thereby be canceled and retired and shall cease to exist, and the ASM Members shall only have the right to receive and divide amongst themselves such shares of MeeMee Common Stock in consideration for such cancellation.
Section 2.1(d) is deleted in its entirety and replaced with the following:
  (b)     Incentive Bonus Stock. MeeMee shall allocate an additional Seventeen Million Five Hundred Thousand (17,500,000) shares of MeeMee Common Stock as incentive bonus stock ("Incentive Bonus Stock") to be issued upon the achievement of the criteria set forth on Schedule IV.  When the Incentive Bonus Stock is earned as provided in Schedule IV, the shares shall be issued by MeeMee amongst the ASM Members in the amounts as provided by the ASM Members to MeeMee in writing.  The parties agree that Schedule IV satisfies the closing condition set forth in Section 7.2 (i) of the Merger Agreement.

3.            Termination.  Section 9.1 of the Merger Agreement shall be deleted in its entirety and replaced with the following:
   Section 9.1              Termination. This Agreement may be terminated at any time prior to the Merger Date:by mutual consent of MeeMee and ASM;

   (b)     by ASM if MeeMee fails to make the requisite payments set forth in paragraph 3.1 of the Note, i.e., no less than a total of $675,000 on or before May 6, 2016, it being understood that any acceptance of any late payment by ASM shall constitute a waiver of its termination right as to that particular payment only;

   (c)     by ASM if the Merger shall not have been consummated on or before June 30, 2016 or if any of the conditions to the Closing set forth in Section 7.3 above shall have become incapable of fulfillment by June 30, 2016 and shall not have been waived in writing by ASM; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to ASM if (i) ASM's or the ASM Members' action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) the ASM Financial Statements have not been delivered to MeeMee;

   (d)     by MeeMee, if the Merger shall not have been consummated on or before June 30, 2016 or if any of the conditions to the Closing set forth in Section 7.2 above shall have become incapable of fulfillment by June 30. 2016 and shall not have been waived in writing by MeeMee; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to MeeMee if its action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

  (e)      by MeeMee or ASM if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Merger and such injunction, order, decree, ruling or other action shall have become final and nonappealable.

4.            Effective of Amendment.  The Merger Agreement and Note shall remain in full force and effect as amended hereby.  The Parties acknowledge and agree that MeeMee has funded ASM a total of $450,000 under the Note as of the date of this Amendment.
5.            Miscellaneous. Articles 10.2 through 10.10 of the Merger Agreement are incorporated herein by reference and shall apply to this Amendment as if fully set forth herein.
IN WITNESS WHEREOF, each of the parties has caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.
MeeMee Media, Inc.		All Screens Media, LLC
By:	/s/ MARTIN DOANE	By:	/s/ PETER HEUMILLER
Name:	Martin Doane	Name:	Peter Heumiller
Title:	Executive Chairman	Title:	Managing Member
Date:		Date:

ASM MEMBERS:
Peter Heumiller		Howard Sichel
By:	/s/ PETER HEUMILLER	By:	/s/ HOWARD SICHEL
Name:	Peter Heumiller	Name:	Howard Sichel
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest
Date:		Date:

Denis Barry		Andrew Karp
By:	/s/ DENIS BARRY	By:	/s/ ANDREW KARP
Name:	Denis Barry	Name:	Andrew Karp
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest
Date:		Date:

Schedule IV
Incentive Shares